Exhibit 99.1

For Immediate Release	Contact:	Bob DeFillippo
December 4, 2008		(973) 802-4149

PRUDENTIAL FINANCIAL, INC. ANNOUNCES

2009 EARNINGS GUIDANCE

NEWARK, N.J. – Prudential Financial, Inc. (NYSE:PRU) announced today 2009 earnings per share guidance at its Investor Day conference in New York City. Management stated its expectation that Prudential Financial would achieve Common Stock earnings per share in the range of $5.25 to $5.65 for 2009, based on after-tax adjusted operating income of the Financial Services Businesses. The 2009 earnings per share expectation assumes a December 31, 2009 S&P 500 Index level of 900, an average S&P level of 850 for 2009, and a number of additional factors that are in the company’s Current Reports on Form 8-K dated December 4, 2008 filed today with the Securities and Exchange Commission.

Management also stated its expectation that Prudential Financial would achieve Common Stock earnings per share, before the effects of potential impairments of goodwill for certain business segments and potential impairments of equity investments in certain operating joint ventures for the International Investments segment, in the range of $3.35 to $3.55 for the year 2008, based on after-tax adjusted operating income of the Financial Services Businesses. The 2008 earnings per share expectation assumes a December 31, 2008 S&P 500 Index level of 800.

Adjusted operating income, which is not measured in accordance with generally accepted accounting principles (GAAP), should not be viewed as a substitute for income determined in accordance with GAAP, and our definition of adjusted operating income, which can be found below under “Non-GAAP Measure,” may differ from that used by other companies.

Prudential Financial, Inc. (NYSE: PRU), a financial services leader with approximately $602 billion of assets under management as of September 30, 2008, has operations in the United States, Asia, Europe, and Latin America. Leveraging its heritage of life insurance and asset management expertise, Prudential is focused on helping approximately 50 million individual and institutional customers grow and protect their wealth. The company’s well-known Rock symbol is

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an icon of strength, stability, expertise and innovation that has stood the test of time. Prudential’s businesses offer a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, investment management, and real estate services. For more information, please visit www.news.prudential.com.

Non-GAAP Measure

Adjusted operating income is a non-GAAP measure of performance of our Financial Services Businesses. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax profile.

Realized investment gains (losses) representing profit or loss of certain of our businesses which primarily originate investments for sale or syndication to unrelated investors, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Realized investment gains and losses from products that are free standing derivatives or contain embedded derivatives, and from associated derivative portfolios that are part of an economic hedging program related to the risk of those products, are included in adjusted operating income. Adjusted operating income excludes gains and losses from changes in value of certain assets and liabilities related to foreign currency exchange movements that have been economically hedged, as well as counterparty credit losses on derivative positions experienced during the third quarter of 2008.

Adjusted operating income also excludes investment gains and losses on trading account assets supporting insurance liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values will ultimately accrue to contractholders. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of these transactions. In addition, adjusted

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operating income excludes the results of divested businesses, which are not relevant to our ongoing operations. Discontinued operations, which is presented as a separate component of net income under GAAP, is also excluded from adjusted operating income.

We believe that the presentation of adjusted operating income as we measure it for management purposes enhances understanding of the results of operations of the Financial Services Businesses by highlighting the results from ongoing operations and the underlying profitability of our businesses. However, adjusted operating income is not a substitute for income determined in accordance with GAAP, and the excluded items are important to an understanding of our overall results of operations. For additional information about adjusted operating income, please refer to our Quarterly Report on Form 10-Q and 10-Q/A for the quarter ended September 30, 2008, on the Investor Relations Web site at www.investor.prudential.com.

Our expectation of Common Stock earnings per share is based on after-tax adjusted operating income. Because we do not predict future realized investment gains / losses or recorded changes in asset and liability values that will ultimately accrue to contractholders, we cannot provide a measure of our Common Stock earnings per share expectation based on income from continuing operations of the Financial Services Businesses, which is the GAAP measure most comparable to adjusted operating income.

Forward-Looking Statements

Certain of the statements included in this release constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ,

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possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of fixed income, equity, real estate, and other financial markets, particularly in light of the stress experienced by the global financial markets that began in the second half of 2007 and substantially increased in the third quarter of 2008; (2) the availability and cost of external financing for our operations, which has been affected by the stress experienced by the global financial markets ; (3) interest rate fluctuations; (4) reestimates of our reserves for future policy benefits and claims; (5) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (6) changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill; (7) changes in our claims-paying or credit ratings; (8) investment losses and defaults; (9) competition in our product lines and for personnel; (10) changes in tax law; (11) economic, political, currency and other risks relating to our international operations; (12) fluctuations in foreign currency exchange rates and foreign securities markets; (13) regulatory or legislative changes , including government actions in response to the stress experienced by the global financial markets; (14) changes in our claims paying or financial strength ratings; (15) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (16) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (17) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (18) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (19) changes in statutory or U.S. GAAP accounting principles, practices or policies; (20) changes in assumptions for retirement expense; (21) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and the ability of the subsidiaries to pay such dividends or distributions in light of our ratings objectives and/or applicable regulatory restrictions; and (22) risks due to the lack of legal separation between our

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Financial Services Businesses and our Closed Block Business. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2007, our Current Report on Form 8-K dated May 16, 2008 to retrospectively adjust portions of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and our Quarterly Report on Form 10-Q and 10-Q/A for the quarter ended September 30, 2008, should be considered by readers when reviewing forward-looking statements contained in this release. Additional historical information relating to our financial performance is located on our Web site at www.investor.prudential.com.